Exhibit 99.1

OptimizeRx Corporation Appoints CEO Steve Silvestro to Board of Directors

WALTHAM, MA – June 24, 2025 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professionals (HCPs) and patients, today announced the appointment of Steve Silvestro, currently serving as the Company’s Chief Executive Officer, to its Board of Directors, effective as of June 20, 2025.

Mr. Silvestro joined the Company in 2019 and has been the Company’s CEO since March 2025, after serving as the interim CEO from January 2025. The appointment of Mr. Silvestro, with his knowledge of the Company and expertise in the industry, will enhance overall leadership and greatly contribute to the Company’s ability to execute its value creation plans and support key initiatives to deliver on its customer and shareholder roadmap.

“The Board of Directors has been impressed with Steve’s leadership and the meaningful progress the Company has made since he stepped into the CEO role,” said Lynn Vos, Chairperson of OptimizeRx’s Board of Directors. “The initiatives he and the leadership team have executed have significantly strengthened OptimizeRx’s position with customers and laid a solid foundation for sustained long-term shareholder value creation. We’re pleased to welcome Steve to the Board and look forward to his continued contributions as we work together to refine and advance the Company’s strategic direction.”

“It’s truly an honor to have the trust of such an experienced Board and be able to lead a team that is focused on operational excellence and customer delight,” added Steve Silvestro. “I am excited with the direction OptimizeRx is headed and believe we’re firmly positioned for a strong 2025 and are building a solid foundation for continued growth and execution in 2026 and beyond. I’m excited to join the Company’s Board and look forward to continuing to partner with our team, strategic partners, and customers as we continue to drive the Company’s growth. Our focus will remain on delivering exceptional customer experiences, deepening our value proposition with pharmaceutical partners, accelerating our shift toward a recurring revenue model, and progressing toward Rule of 40 performance.”

About Stephen L. Silvestro

Steve Silvestro was appointed Chief Executive Officer in March 2025. He joined the Company as Chief Commercial Officer in April 2019 and has since served as President from October 2023 until his appointment as interim CEO in January 2025. Prior to joining the Company, Mr. Silvestro was with CCH® Tagetik, a Wolters Kluwer company that provides corporate performance management software solutions for planning, consolidation and reporting, as its Vice President and General Manager from January 2018 until April 2019. From April 2017 to January 2018, Mr. Silvestro was with Prognos Health, Inc., a healthcare data and analytics company, as its Chief Commercial Officer and, before that, from September 2007 to April 2017, he was with Decision Resources Group, a multi-national corporation that provides high value global data solutions, analytics and consulting services to pharmaceutical, biotech, medical device, healthcare provider and payer, and managed care companies, in various capacities with him last serving as Executive Vice President, Head of Global Sales.

About OptimizeRx

OptimizeRx is a leading healthcare technology company that’s redefining how life science brands connect with patients and healthcare providers. Our platform combines innovative AI-driven tools like the Dynamic Audience Activation Platform (DAAP) and Micro-Neighborhood Targeting (MNT) to deliver timely, relevant, and hyper-local engagement. By bridging the gap between HCP and DTC strategies, we empower brands to create synchronized marketing solutions that drive faster treatment decisions and improved patient outcomes.

Our commitment to privacy-safe, patient-centric technology ensures that every interaction is designed to make a meaningful impact, delivering life-changing therapies to the right patients at the right time. Headquartered in Waltham, Massachusetts, OptimizeRx partners with some of the world’s leading pharmaceutical and life sciences companies to transform the healthcare landscape and create a healthier future for all.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements in this press release that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to OptimizeRx’s commitment to appointing directors who have perspectives, insights, experiences, and skills that expand the depth and breadth of the Board, executing the Company’s value creation plans, supporting key initiatives, advancing the Company’s strategic direction, delivering exceptional customer experiences, deepening the Company’s value proposition with pharmaceutical partners, accelerating the Company’s shift towards a recurring revenue model, progressing towards a Rule of 40 performance, and other statements relating to future performance, plans, and expectations. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions regarding the Company’s business, the economy, and other future conditions that may never materialize or may prove to be incorrect. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the Company’s ability to identify and appoint a new independent director, the effect of government regulation, seasonal trends, dependence on a concentrated group of customers, cybersecurity incidents that could disrupt operations, the ability to keep pace with growing and evolving technology, the ability to maintain contracts with electronic prescription platforms and electronic health records networks, competition, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Investor Relations Contact

Steven Halper

LifeSci Advisors, LLC

shalper@lifesciadvisors.com